Exhibit 21

                 SUBSIDIARIES OF CASS INFORMATION SYSTEMS, INC.
                     (f/k/a Cass Commercial Corporation(1))

Name & Address                                State of Incorporation
--------------                                ----------------------

Cass Commercial Bank                          Missouri
13001 Hollenberg Drive
Bridgeton, Missouri 63044

Cass Information Systems, Inc.                Missouri
13001 Hollenberg Drive
Bridgeton, Missouri 63044

Government e-Management Solutions, Inc.       Missouri
121 Hunter Avenue
Suite 100
St. Louis, MO 63124